Exhibit 5.1

e-mail:
Transatlantic Petroleum Ltd.	jbodi@applebyglobal.com
22 Victoria Street	direct dial:
Hamilton HM 12	Tel 441 298 3240
Bermuda	Fax 441 298 3398
client ref:

appleby ref: 141169.2

9 June 2010

Dear Sirs

Transatlantic Petroleum Ltd. (the “Company”)

We have acted as legal counsel in Bermuda to the Company in connection with the filing by the Company with the Securities and Exchange Commission, Washington, D.C. 20549 under The Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the “Registration Statement”), in relation to the shelf registration of common shares (the “Common Shares”), undesignated shares (the “Undesignated Shares”), Common Shares and Undesignated Shares (the “Warrant Shares”) that may be issued under warrants (the “Warrants”) issued under one or more warrant agreements (the “Warrant Agreements”), and Common Shares and Undesignated Shares (the “Convertible Shares”) that may be issued under senior or subordinated convertible debt securities (the “Debt Securities”) to be offered from time to time by the Company up to an aggregate amount of up to US$300,000,000. The Common Shares, Undesignated Shares, Warrant Shares and Convertible Shares are referred to herein as the “Securities.”

For the purposes of this opinion we have examined and relied upon the documents listed, (which in some cases, are also defined) in the Schedule to this opinion (the “Documents”).

Assumptions

In stating our opinion we have assumed:

(a)	the authenticity, accuracy and completeness of all Documents and other documentation examined by us or submitted to us as originals and the conformity to authentic original documents of all Documents and such other documentation submitted to us as certified, conformed, notarised or photostatic copies;

(b)	that each of the Documents and other such documentation which was received by electronic means is complete, intact and in conformity with the transmission as sent;

(c)	the genuineness of all signatures on the Documents;

(d)	the authority, capacity and power of each of the persons signing the Documents;

(e)	that any representation, warranty or statement of fact or law, other than as to the laws of Bermuda, made in any of the Documents is true, accurate and complete;

(f)	that the Warrant Agreements and Debt Securities will constitute the legal, valid and binding obligations of each of the parties thereto, under the laws of its jurisdiction of incorporation or its jurisdiction of formation;

(g)	that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the execution or delivery of the Warrant Agreements or Debt Securities or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Warrant Agreements or Debt Securities is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of each of the parties thereto under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(h)	that the Company Search was complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date and time of the Company Search been materially altered;

(i)	that the Litigation Search was complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since the date and time of the Litigation Search been materially altered;

(j)	that the Resolutions are in full force and effect and have not been rescinded, either in whole or in part, and accurately record the resolutions adopted by all of the Directors of the Company as unanimous written resolutions of the Board and that there is no matter affecting the authority of the Directors to take the actions specified in the Resolutions, not disclosed by the Constitutional Documents or the Resolutions, which would have any adverse implication in relation to the opinions expressed herein;

(k)	that the approval of the creation and issue of any Securities (including those to be created and issued under the Warrant Agreements or Debt Securities) and the approval, execution, delivery and performance of the Warrant Agreements and Debt Securities (including any other agreement relevant to the issue and creation of the Securities) will be made at a duly convened and quorate meeting of the Board of Directors of the Company, and, if required, at a duly convened and quorate meeting of the Shareholders of the Company, in accordance with the Constitutional Documents and in furtherance of the business of the Company and for the benefit of the Company (the “Issuing Resolutions”);

(l)	that the general permissions contained in the Notice remain in full force and effect on the date on which either the Company issues or transfers any Securities;

(m)	that to the extent that the issue by the Company of any Securities constitutes an offer to the public, as is understood under the laws of Bermuda, the Company will either file the prospectus as published and filed with the relevant competent regulatory authority (as is understood under the laws of Bermuda), with the Bermuda Registrar of Companies as prescribed by the Companies Act 1981 (the “Act”), as soon as reasonably practicable after publication of the prospectus; or the Company will have obtained a direction from the Minister of Finance, that the provisions of Part III and section 35 of the Act do not apply to the offer to the public; and

(n)	that when the Common Shares and Undesignated Shares are issued they will not be issued at a price which, (in whatever form) is less (in whatever form) than the par value of those shares.

Opinion

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:

(1)	Any Common Shares (including any Common Shares issued pursuant to the Warrants or Debt Securities) issued under the authority granted by the Resolutions (as hereinafter defined), the Issuing Resolutions and consistent with the terms set forth in the Prospectus (as hereinafter defined) will be duly authorised, validly issued, fully paid and non-assessable shares of the Company.

(2)	Any Undesignated Shares (including any Undesignated Shares issued pursuant to the Warrants or Debt Securities) issued under the authority granted by the Resolutions, the Issuing Resolutions and consistent with the terms set forth in the Prospectus will be duly authorised, validly issued, fully paid and non-assessable shares of the Company.

Reservations

We have the following reservations:

(a)	We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law as applied by the Courts of Bermuda at the date hereof.

(b)	Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

(c)	In order to issue this opinion we have carried out the Company Search as referred to in the Schedule of this opinion and have not enquired as to whether there has been any change since the date and time of such search.

(d)	In order to issue this opinion we have carried out the Litigation Search as referred to in the Schedule to this opinion and have not enquired as to whether there has been any change since the date and time of such search.

(e)	Any reference in this opinion to shares being “non-assessable” shall mean, in relation to fully-paid shares of the company and subject to any contrary provision in any agreement in writing between such company and the holder of shares, that: no shareholder shall be obliged to contribute further amounts to the capital of the company, either in order to complete payment for their shares, to satisfy claims of creditors of the company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the company.

Disclosure

This opinion is addressed to you in connection with the registration of the Securities with the Securities and Exchange Commission and is not to be made available to, or relied on by any other person or entity (other than investors in the Securities), or for any other purpose, nor quoted or referred to in any public document nor filed with any governmental agency or person (other than the Securities and Exchange Commission in connection with the Registration Statement), without our prior written consent except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

We consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus which is part of the Registration Statement.

This opinion is governed by and is to be construed in accordance with Bermuda law. It is given on the basis that it will not give rise to any legal proceedings with respect thereto in any jurisdiction other than Bermuda.

Yours faithfully

/s/ Appleby

SCHEDULE

1.	The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search conducted on 9 June 2010 am (the “Company Search”).

2.	The entries and filings shown in respect of the Company in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search conducted on 9 June 2010 (the “Litigation Search”).

3.	Certified copies dated 7 May 2009 of the Certificate of Incorporation, Memorandum of Association and Bye-Laws adopted for the Company (collectively referred to as the “Constitutional Documents”).

4.	Certified copy of the unanimous written resolutions of the Directors effective 9 June 2010 (the “Resolutions”).

5.	A copy of the notice to the public dated 1 June 2005 as issued by the Bermuda Monetary Authority under the Exchange Control Act 1972 and the Exchange Control Regulations 1973 (the “Notice”).

6.	A certified copy of the Register of Directors and Officers.

7.	An electronic copy of a draft Registration Statement received by us on 8 June 2010 at 12:28 pm on Form S-3 with respect to the Securities, which includes a prospectus covering securities that are to be registered under The Securities Act of 1933, as amended (the “Prospectus”).